Exhibit 99.1

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EDITED TRANSCRIPT

AA - Q1 2013 Alcoa Inc. Earnings Conference Call

EVENT DATE/TIME: APRIL 08, 2013 / 09:00PM GMT

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Kelly Pasterick Alcoa Inc. - Director of IR

Klaus Kleinfeld Alcoa Inc. - Chairman & CEO

William Oplinger Alcoa Inc. - EVP, CFO

CONFERENCE CALL PARTICIPANTS

Brian Yu Citigroup - Analyst

Michael Gambardella JPMorgan Chase & Co. - Analyst

Sal Tharani Goldman Sachs - Analyst

Timna Tanners BofA Merrill Lynch - Analyst

David Gagliano Barclays Capital - Analyst

Tony Rizzuto Cowen and Company - Analyst

Aldo Mazzaferro Macquarie Research Equities - Analyst

Paretosh Misra Morgan Stanley - Analyst

Charles Bradford Bradford Research - Analyst

Harry Mateer Barclays Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2013 Alcoa earnings conference call. My name is Celia, and I will be your operator for today. At this time all participants are in listen-only mode.

(Operator Instructions)

As a reminder, this call is being recorded for replay purposes. At this time now, I’d like to turn the call over to Kelly Pasterick, Director of Investor Relations. Please proceed.

Kelly Pasterick - Alcoa Inc. - Director of IR

Thank you, Celia. Good afternoon and welcome to Alcoa’s first quarter 2013 earnings conference call. I’m joined by Klaus Kleinfeld, Chairman and Chief Executive Officer, and William Oplinger, Executive Vice President and Chief Financial Officer. After comments by Klaus and William we will take your questions.

Before we begin, I would like to remind you that today’s discussion will contain forward-looking statements relating to future events and expectations. You can find factors that could cause the Company’s actual results to differ materially from these projections listed in today’s press release and presentation and in our most recent SEC filings. In addition, we have included some non-GAAP financial measures in our discussion. Reconciliations to the most directly comparable GAAP financial measures can be found in today’s press release, in the appendix to today’s presentation and on our website at www.alcoa.com under the “Invest” section. Any reference in our discussion today to EBITDA means adjusted EBITDA for which we’ve provided calculations and reconciliations in the appendix. And with that, I’d like to hand it over to Mr. Klaus Kleinfeld.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you very much, Kelly. Good afternoon to everybody and before we go through all of the details let me give you a summary on how I see this quarter. I think its been a great start into the year. We’re delivering a strong number of results here, all segments are profitable. Net income is the best net income since the third quarter of ‘11, EBITDA 16% up sequentially, 11% year-over-year, record profitability on the downstream, 20% EBIT margin, 20.9% EBIT [Alcoa Correction: EBITDA in each reference] margin to be precise. We have improved performance also on the upstream side despite year-on-year lower metal prices, strong liquidity, $1.6 billion cash on hand and a solid global end market growth. And we are reaffirming our aluminum demand growth of 7% for 2013. So with that let me hand it over to Bill Oplinger, our new CFO. Welcome.

William Oplinger - Alcoa Inc. - EVP, CFO

Thanks Klaus. As Klaus just highlighted we had a very strong first quarter. I’ll start the financial review with a quick summary of the income statement. As you can see, revenue of $5.8 billion was down slightly on a sequential quarter basis based on two fewer production days in Q1 versus Q4. Compared to last year revenues down 3% on lower LME prices which were down 8% and the impact of primary production curtailments in Europe, however due to strong productivity, which you will see more details on later, cost of goods sold percentage actually improved sequentially by 110 basis points. Overhead costs were also down sequentially from the highs we saw in Q4 ‘12. Looking at other income, recall we had a large gain of $320 million in the fourth quarter associated with the sale of the Tapoco power assets. From a tax perspective our tax rate for the quarter was 27.4% which was favorably impacted by a $19 million discrete tax item which will be discussed on the following slide, so overall, results for the quarter are net income of $0.13 per share.

Now let’s move to the special items for the quarter. Included in the net income of $149 million was a net benefit of $28 million or $0.02 per share associated with special items. Stripping that benefit out, we made $0.11 per share which is $0.05 higher than last quarter. There are four noteworthy special items in the quarter, restructuring costs of $5 million related to the exit of the litho business in China, which was announced in the fourth quarter, and additional severance related costs of $2 million from a prior lay off program. In addition, we booked a $19 million positive impact in discrete tax credits primarily due to the American Taxpayer Relief Act. Lastly there’s a $9 million favorable non-cash mark-to-market adjustments on energy contracts and a small gain associated with external insurance proceeds from the Massena fire. So in aggregate, this results in net income excluding special items of $121 million or $0.11 per share, a nearly 90% sequential improvement in net income excluding special items and $0.05 higher on an earnings per share basis.

Let’s move on to the sequential bridge. As I said, net income excluding special items nearly doubled on a sequential quarter basis increasing $57 million. This is especially noteworthy given the fact that metal prices were flat during that period. I’ll address a couple of the drivers of the overall performance. Volumes were up in aerospace, automotive and packaging markets and our mid and downstream businesses resulting in a $15 million benefit. Price in mix was positive by $21 million driven by favorable regional premiums, primarily in the US and favorable mix in Europe and Latin America.

One key point to really note is overall productivity for the quarter was very strong contributing $44 million after-tax savings on a sequential quarter basis. The gains weren’t limited to a particular segment. We’re seeing productivity improvements across-the-board. Lastly, some of the upstream operating changes are showing positive contributions reflected in the portfolio actions column that’s worth $11 million. The sum of these actions overcame the higher costs in the quarter by over threefold. Cost increases were driven primarily by higher pension costs of $19 million and the $15 million negative impact from planned maintenance outages which we noted in our last earnings call.

Now let me move on to the segment results starting with EPS. EPS continues its string of strong quarters with the best ever quarterly ATOI of $173 million and adjusted EBITDA margin of 20.9%. Third party revenues was $1.42 billion up 6% sequentially and up 2% versus Q1 2012. ATOI was up sequentially by $33 million and higher than Q1 2012 by $16 million. Aerospace volume increases and productivity gains across all businesses more than offset weak non-residential construction and commercial transportation markets.

Just a word about EPS productivity. In addition to the volume gains, EPS drove $19 million of after-tax productivity gains versus the fourth quarter. This is coming from every area of the business, overhead, process improvements, procurement and overall utilization. As I look forward to the second quarter we expect the aerospace market to continue to remain strong. Our non-residential building construction business will continue to decline in Europe but is expected to recover slightly in North America. As is the norm in the EPS segment, we anticipate continued share gains through innovation and productivity improvement. So in aggregate, EPS had an excellent first quarter, and better still we’re projecting profitability to continue to grow by roughly 5% in Q2.

If I turn to GRP, the rolled products segment, I’ll start by addressing a change in our portrayal of the segment results. We’ve made a slight change in the inventory accounting in GRP from a modified LIFO basis in this segment to a moving average basis. This results in no change for the Company overall, but you’ll see that GRP in the corporate segments have been revised to reflect this accounting change. This change also had a very minor impact to the EPS segment. ATOI of $81 million was a $4 million sequential improvement in the segment, as strong productivity gains from higher utilization and favorable volume offset cost increases in energy and maintenance. The negative impact from pricing is a result of weaker prices in North America and European industrial markets. Demand in these markets was relatively flat, however there is still some inventory overhang from Q4 which is driving pricing pressures. Prices continued to be under pressure in China as well.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

On a year-over-year basis, ATOI was down $21 million driven by less favorable mix in aerospace and weaker demand from the industrial and commercial transportation markets. One important note in this segment was our focus on cash, days working capital has improved year-over-year by 6.7 days representing $132 million of cash generation. I transition to the second quarter outlook. The aero and auto markets are expected to be strong with seasonal demand increases in packaging. We’ll continue to experience pricing pressures in North America and China, and lastly we’ll continue to deliver productivity gains. With that said, the overall view of this segment is for profitability to increase by 15% to 20% on a sequential quarter basis.

Now let me go to the upstream. Overall profitability in the refining segment improved by 41% over Q4 driven largely by higher prices. As we’ve indicated in the past, LME pricing tends to flow through this segment on a lag and you can clearly see it this quarter, as we recorded $27 million of after-tax gains associated with higher pricing while overall LME prices were flat. From an operational perspective, overall performance was down in the segment due to two fewer days of production in the quarter and the initial impacts from the Myara crusher move which we had noted already in January. On the positive side we continue to get the benefit from API pricing, and consistent with the other segments we continue to see productivity improvements, in this case $5 million on a sequential quarter basis. As we look out to the second quarter, 52% of third party shipments will either be spot or API in 2013 which typically follows a 30 day lag and the remainder of pricing follows a 60 day lag. We expect production to increase by 150,000 metric tons in the second quarter. Mining costs associated with the Myara crusher move and Suriname are expected to negatively impact Q2 by $20 million and we do expect continued productivity gains to continue. Before I give a further outlook for this segment let me cover Primary Metals.

As you can see on the bridge on Primary Metals we’ve adjusted for the impact of the Tapoco sale which occurred in the fourth quarter. After that adjustment the segment profitability is flat compared to Q4 with overall performance offsetting the negative impact from higher alumina costs which are LME driven on a lagged basis. Some of the biggest drivers in the quarter, we saw better premiums and product mix resulting in $13 million of profitability improvement, continued productivity in the areas of strategic raw material usage, transportation savings and crewing, and favorable energy costs, predominantly in Europe. We did, however see higher pension costs and as we had indicated, we had outage costs associated with the Rockdale and Anglesea Power Plants. As I look forward to the second quarter the pricing will continue to follow a 15 day lag to LME.

One key point to note, every four years we have a significant maintenance outage at the Anglesea Power Plant. We will have that maintenance outage in the second quarter and combined with a smaller outage at the Warrick Power Plant we’ll have a negative impact of $25 million in Q2. Impacts from Saudi Arabia, the Saudi Arabia joint venture are expected to remain flat and we as with all of the other segments continue to expect productivity gains. As you can see there are quite a few moving parts in the upstream, but in aggregate we expect the performance improvements to offset the headwinds so excluding LME and Forex, we expect the combined upstream to be flat in total.

Before I move on to the balance sheet let me summarize our second quarter guidance. Starting from a very strong first quarter, we expect EPS segment to be up 5%. We expect the GRP segment to be up 15% to 20%, and we expect the combined upstream to be flat. All of those are excluding any changes in metal price and Forex which can’t be forecasted.

Turning to the balance sheet and cash. We continue to achieve extraordinary sustainable improvement in our days working capital, in Q1 13 we attained a first quarter low of 28 days and this is the 14th successive quarter of year-over-year improvement. We’ve been able to reduce days working capital by 27 days since the first quarter of ‘09, and just to put that in perspective that’s worth around $1.8 billion of cash freed up. And the four day improvement from last year’s level equates to approximately $260 million in cash. This is a testament to the operational excellence of our businesses.

Let me go on to cash flow. Many of you have heard us talk about the normal cash outflow for Q1. This is based on a number of factors. In Q1 we make annual incentive comp payments and semiannual interest payments. In addition we rebuild working capital for the typically strong second and third quarters. This year that normal cash out flow was significantly better than prior years even in the face of lower LME prices. Versus Q1 ‘12 cash from ops was $166 million better than last year due to stronger earnings and lower pension contributions. Combined with lower capital expenditures this resulted in a $201 million improvement in free cash flow versus last year. From a liquidity perspective debt-to-cap stands at 34.7%, 10 basis points lower than the fourth quarter of last year. Net debt-to-cap is higher by 80 basis points to 30.5% due to the cash outflow in Q1. And to be clear, cash on hand stands at $1.6 billion at the end of the first quarter.

Before moving on, I’ll end the review of the first quarter by reiterating our 2013 targets. Productivity of $750 million, growth capital of $550 million, sustaining capital of $1 billion, $350 million investment in Saudi, and a debt-to-cap of 30% to 35%. We’re committed to being free cash flow positive regardless of the metal price. That means we’ll be deploying against more aggressive operational targets to offset the current lower metal prices.

Now let me transition to the aluminum market fundamentals. From this next section there are a series of key takeaways. As many of you are aware, money has been flowing into equities and out of commodities, driving commodity prices lower overall and aluminum has been no exception. However, while I can’t speak for the other metals the decline in aluminum prices is not reflective of the overall current market fundamentals. We continue to project 7% annual consumption growth and coupled with recent curtailments in China we’ve actually tightened our supply/demand projections. This chart illustrates my points before. As the perceived risk in the world has

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

decreased from last year’s levels, capital flows into equity markets have been strong and you can see that reflected in the overall price levels, this is shown in the left hand chart which shows the increases in equity markets since the beginning of the year. On the right hand side, however there’s been a significant decline in net managed money positions and commodities as reported by the CFTC starting in early February, from their highs positions are down roughly 50%. So we’ve seen lower prices across the commodity spectrum. Aluminum is down 10%, copper is down 6%, zinc is down 10% and lead is down 12%. However in the case of aluminum this isn’t reflective of the underlying market dynamics.

Market fundamentals tell a different story. We’ve not changed our view that aluminum demand will grow at 7% this year but due to recent curtailments in China we’ve actually tightened our view of the supply/demand picture as shown in the upper right hand corner. In alumina we see a slightly lower deficit, 100,000 metric tons than our fourth quarter projection of 200,000 metric tons, and in aluminum we have tightened our forecast by nearly 400,000 tons driven by curtailments in China. At the same time global inventories are rather stable and have decreased 28 days from the 2009 peak. We acknowledge that there’s been a sequential increase in Chinese inventories. This is a result of the typical slowdown driven by the Chinese New Year. Regional premiums as shown in the bottom right hand corner have remained at high levels reflecting the strength of the physical demand for metal. So at this point I’m going to turn it back over to Klaus who will address the end markets and how we’re creating long term value by capturing growth opportunities in those markets

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well thank you very much, Bill, so let’s continue and go to the end market slide here, thank you very much. So if you look at that slide and compare it to what you saw the last time and the last quarter, this has not changed very much, so we continue to forecast basically what growth in all of our end markets and there are substantial, as you can see, your sector as well as regional differences. So let’s go through this in the usual way.

Aerospace we see and project a 9% to 10% growth in 2013. In large commercial aircraft, the larger segment in this we see this growth even higher than that with 12%. In this segment the backlog is now 9,400 aircraft, that’s more than eight years of production and we are also seeing that gradually the deliveries are increasing in single aisles like the Boeing 737 or the A320 and on the twin aisles we are actually seeing higher realized prices. And on top of it the underlying fundamentals here, improved air travel demand on the passenger side, the expectation are up 5.4% for this year and cargo up 2.7%. So this is all good and people are projecting that airline profitability will also point up $10.6 billion is the number that people expect for this year. Also interesting is that other than the large commercial aircraft segment which is doing as I just said very well we do see a rebound on the regional jets, plus 40% as well as business jets, plus 16%. The only uncertainty in this larger Aerospace segments is the defense sector, but overall it’s a very attractive and very stably growing end market.

Let’s move on to the next segment, US Automotive. US let’s start with that, on the automotive side new vehicle sales continued to improve through the month of March. It has reached a new level of 1.45 million. This is up 3.4% versus last year’s March numbers and if you look at it at the seasonally adjusted annual rate you see that this marks the 22nd consecutive month of positive year-on-year growth.

Now the seasonally adjusted annual rate is at 15.2 million, this is the fifth month in which this is above the 50 [Alcoa Correction: 15] million mark. Light vehicle inventories are up in March too, 17.6%, but we’re taking the increased demand here, if you take that into account you see that the days of supply are down by 7.2% and this equals 5 days. So it’s down to 60 days inventory and if you compare that with the 10 year average you actually see that the norm is 65 days so this is below the norm already. And if you then add into this the average age of the fleet, this is still high with 10.8 years compared to the average of about 17 years of 9.4.

In Europe, on Automotive we see the European market continues to struggle. We now expect a 2% to 5% decline and this is exceeding our previous forecast of a decline of 1% to 4%. This picture is really a composite of very different regional markets. On the Western Europe side with the exception of UK, it’s down 10% is the expectation. Eastern Europe continues to grow much driven by a strong market in Russia, 6% up. Interestingly other than expected, the exports from the European manufacturers are pretty much holding on last year’s levels and they are not really declining as most people expected and this is giving good support to the production volumes in Europe. China Automotive we maintain our forecast at 7% to 10% growth this year even though February sales were down, but that’s much impacted by the Chinese New Year holidays and the year-to-date production is up by 14%, so this is going in line with what we expect.

Next segment, Heavy Trucks and Trailer, North America overall we continue to forecast a production decline of 15% to 19% this year as we believe the OEMs are trying to work on reducing their inventories. In July last year the inventory was at 65,300, in March this year it’s down to 51,200 but historically the level was lower than that was 42,000. The good news is orders are rebounding in fourth quarter of 43%, sequentially in the first quarter, 4.5%. And the fundamentals are also looking good. Freight demand is up 2.6%, freight prices are up 3% and the freight profitability is pointing up 4.5% and on top of it the average age of the fleet today is 6.7 years and if you compare that with a 20 year average of 5.8 years you actually see that there’s quite a bit of pent-up demand sitting in this segment in North America which gives us confidence here. Europe, the outlook is basically unchanged, we see a decline of 6% to 10% and in China our forecast is a plus between 12% to 16%. We narrowed the range a little bit from previously 12% to 19% increase.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

So next segment, Beverage Can Packaging we continue to project a global growth of 2% to 3%. Also, we see a positive trend in China to convert steel cans into aluminum, that’s accelerating in the two major segments, beer as well as herbal teas, and that’s translating as we see into 3 billion more aluminum cans so we see in China an 8% to 12% growth for this year.

Commercial Building and Construction, good news story in North America, because finally the market is coming back. We expect a growth of 1% to 2% this year. The non-residential contracts awarded are up 7%, the architectural building index stands at 54.9, above 50 is positive and the new housing starts is plus 18, that’s all good. In Europe we expect the market to decline roughly 4% to 6% so no change compared to before. In China we also continue to believe it’s 8% to 10% growth, also no change to our view before.

Last but not least, Industrial Gas Turbines we expect 3% to 5% growth this year, and given the increased attractiveness of natural gas in the US, the market share of gas fired electricity generation has moved up again from a record of 24.6% in 2011 to a new record of 30.4% in 2012, so 30.4% of the energy production today in the US is done by gas fired engines basically. That’s very good news. For us it’s not just the new builds that count, but it’s also the higher utilization because keep in mind our strength in this segment is basically the air foil so this increases the spare part demand. So let’s wrap this all up. On the end market side, all-in all the end markets show a solid growth environment.

So let’s now move over and focus on our businesses. So if you first take a look at the left-hand side of this chart and you see here a break down of our profits by business segment. And this is the 2012 overview, so in 2012 you actually see that 70% of our profits have been generated by our value add groups, the Engineered Products and Solutions Group and the Global Rolled Products. As you see on the left-hand side of that slide which is the comparison to 2003, this is a substantial increase to 2003 where that number was 25% and it really shows you that we’re massively shifting the focus of our portfolio into the value add side and we’re doing it through the profitable growth in these value add businesses. And as I’m saying profitable growth and therefore we have on the right hand side a 10-year overview on the profit situation that we have in our value add businesses. So, GRP our rolled business is generating record margins. It’s 1.5 times the average that we see there, the 10 year average. EPS continues to grow profitably so it’s 2.3 times the 2003 levels. If you look at how much revenues are we generating with value add products, in Alcoa, the number is for 2012, $13.2 billion so this is about 56% of the overall Alcoa revenues. $3.8 billion of this come out of the aerospace sector so it’s close to a third of the total.

So let me focus because of that importance onto this segment a little bit more. The good news is that this segment is not only important to us today but it will be even more important tomorrow and tomorrow happens very soon and why is that? So you see here on this slide, two kind of numbers. One is the unit growth, aircraft units and the other one is the value growth and no matter what number you look at you see good growth in there. On the unit growth side 5.2% average growth per annum until 2019 basically and on the value side the number is even more attractive, 9.3% average growth that we see there. So where does that come from? We actually had in mind on this slide that we are going to highlight in Alcoa blue all of the parts that Alcoa provides in the plane and that’s what you see here. It’s a pretty blue plane, the dark blue is the ones that we’ve currently been doing and light blue ones are the ones that we are doing in the future. You see the structures of the plane here on the left side and on the upper right side you see the cut open engine. Well what does that basically say? It’s basically saying Alcoa blue flies from nose to tail and let me give you some nice factoids.

More than 90% of all aluminum aerospace alloys have been developed by Alcoa. Every western commercial aircraft flying today uses Alcoa fasteners and every western commercial and military aircraft engine uses Alcoa castings. Now the most important thing here is that we are on every one of those platforms but not every aircraft uses all of the Alcoa capabilities and that’s obviously where the potential comes from. So let me be more specific on where that comes from and that chart gives you a lot more color. What you see here is for the large aircraft platforms for Airbus and Boeing you see all of the platforms that Boeing as well as Airbus have are listed here on the left-hand side, right? Then the column next to it is the number of units that get delivered. The deliveries for 2013 as well as for 2019 so you can get a feel for how big the segment is and how it’s growing. And on the very right, you actually see the Alcoa revenues we have in each one of those platforms and they are indexed to the volume that we have. The value that we have in the Boeing 737 platform.

So when you look at that there is a couple of things that I think jump to your mind immediately. We are on every platform, right? With varying sizes, but for those that are more knowledgeable about this business, I think that the thing that jumps into your face right away is that on the composite intense platforms, the two ones that exist as the A350 as well as the Boeing 787, it’s actually an even higher volume than what you see on the Boeing 737. It’s actually more than three times the value that we are able to provide on composite intense aircraft. So if you take for example, the 787, for every aircraft we basically have a value, a ship set for every plane that has a value of between $3.3 million to $3.8 million, and the lion’s share $2.2 million to $2.7 million is fasteners, and then we have another $400,000 in engine air foils, so obviously when you look at the comparable A350, you get the similar indication so it’s a similar story. So you can clearly see that we are well positioned in that and we will continue to grow in that, but what I want you to understand, to build and grow such a position in every platform requires constant innovation.

So let’s talk about one of those very exciting recent innovations for the aerospace market. Our world class metallurgists came up with this very unique combination so they took aluminum and they added lithium in a very unique combination. Why did they do that? Because we saw and understood very well what does the customer need, what does the customer want? And then we combined it with how can we get there and this is when these things click and you see that aluminum lithium for

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

instance has a 5% to 7% lower density. What does that mean? It’s lighter. It has a 7% higher stiffness, what does it mean? It’s stronger. Therefore, it very much supports the goal of 20% fuel efficiency improvement. It has improved corrosion and fatigue properties that allow the inspection interval to be doubled so it reduces the inspection costs. It actually has, it meets the 787 humidity and pressure benchmarks and allows for 30% to 50% larger windows so improved comfort. And as we can use the existing aluminum manufacturing infrastructure, it lowers capital costs. That’s why you see on the right-hand side that, and that I get excited about, that our aluminum lithium revenues are quadrupling by 2019 and the even better news is the major share of this is already committed today.

So let’s go to another segment that you probably picked up in this slide earlier which is automotive. Exciting market, it makes today $700 million of our revenues of our $13 billion revenues in the value add business, and the growth prospects are excellent. So when we also here do the same thing with a car and basically cut it open and color code what is Alcoa in some cars providing today and what is Alcoa providing in the future, the Alcoa content already today runs from bumper to bumper and we are adding innovations and more and more applications as we speak. So the most exciting thing in this market is not that we are in all of this but it is that it’s now going from what used to be the high end application where these things happen, it goes into platforms for the mainstream. It goes into volume platforms and that is exciting, particularly exciting because here on this slide you see on the left-hand side the projections for the automotive market worldwide broken down by regions. That’s good; it’s a growing market. But if you look at the right-hand side, this is what makes it super attractive because this is amplified for us by the increased aluminum intensity. This is the North American example basically quadrupling by 2015 and a tenfold increase by 2025. Very, very interesting.

What drives this? What drives this? Why is this a pretty stable growth projection? It’s a number of factors. One is consumer preference. And the second one is regulation so on the regulation side to start with, that is the so-called CAFE regulation that asks for higher fuel efficiency. But in reality the stronger driver is the consumer preference because that is changing very drastically and has changed. 37% of consumers today say that fuel economy is their number one buying factor and that’s independent of size or category of car. And if you then look and ask for, are you willing to pay up for better fuel efficiency that number has gone up to 83% from 54% in 2008. And then if you add to it the benefit of improved safety through lighter weight which allows for reduced stopping distance from 45 miles per hour to zero of up to seven feet and as you well know, this can be the difference between a serious collision and a near miss. This has actually led the National Highway Safety Administration to come out and endorse this.

What is the conclusion of that? And you see that here on the right hand side. The conclusion is that the consumers are really buying into this and the consumers are the bigger driver, even ahead of the market regulation and we are capturing these opportunities. We are seeing that there’s a four times, a quadrupling of the auto sheet demand here in North America. We are positioned to capture this demand. We are investing in it with our all treatment line that we are building today in Davenport. It’s on time. It’s on budget. The first car will roll off end of this year in December 2013 and if you look at the right hand side, we believe that we are going to see 3.6 times growth from today to 2015 and most of this is already locked in because these things are already built into the 2015 models, so that is extremely exciting.

Talking about exciting, I also want to mention our upstream business. There are major initiatives under way to get us substantially down the cost curve. As you know, we are committed to come down 7 percentage point on the cost curve on the alumina segment and 10% on the aluminum segment. On the aluminum actually we’ve already come down four percentage points with the improvements last year. Our project in Saudi Arabia plays a very important role in that because it’s going to be the lowest cost in each one of the segments so that alone improves the cost position in refining as well as in smelting by two percentage points each. So where do we stand with this project? The project is structured in two phases. Phase one is the smelter and the rolling mill, it’s currently 74% complete. Phase II is the refinery at the mine and it’s currently 46% complete. And let me just give you an interesting factoid. Beginning of March we did the concrete pour for the tank farm and the pour took over 600 concrete trucks over three days continuously pouring metal there. Just imagine the amazing logistical execution that was behind that. You get a feel through these pictures that we attached where this project stands in addition to the dry 74 and 46 completeness. So to sum this up, this project is nicely progressing as we planned.

So let me come to a close here. So let me summarize. We are executing on our targets to deliver long term value. All segments achieved a solid financial performance. We have a strong commitment to generate cash. We are capturing the opportunities also on the growing markets. And with that, let me open for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Brian Yu, Citigroup.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Brian Yu - Citigroup - Analyst

Bill, I think you’d mentioned in your prepared remarks that with the free cash flow target that you are looking to deploy more aggressive operational. If you could kind of list those out for us in order that they would be deployed. And then along those same lines, it looks like on the credit rating side, it’s still under review. How important is that maintaining investment grade rating in conjunction with the free cash flow objective? Thanks.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well Brian, we have said all along that we are very committed to it and Bill had that in his presentation there. We are very committed to be free cash flow positive this year and we are operating against that. You see in this quarter again in spite of all of the headwinds on the primary side, they are showing really really good performance. You can see we’re coming down on the cost curve and then you see a very very good and strong performance also on the mid and even more so on the downstream side. That’s the strategy; we’re executing against the strategy but we’re very committed to being cash flow positive this year and we use basically every lever for that. You can go from days working capital and to be able to get another four days out honestly, I mean we ourselves were surprised that we were able to do that. That has been very very good performance from everybody and requires a lot of care for the details to the productivity that you saw in there. A lot of work going into that.

William Oplinger - Alcoa Inc. - EVP, CFO

And specifically, Brian when we talk about improving on the operational targets, last year we delivered over $1.2 billion in gross productivity. We’re looking at further deployment against the current productivity target. We’ll be aggressively managing capital, both sustaining and growth, and our upstream business clearly understands that at the current metal price, cash is very important, so as Klaus said, it will be productivity, it will be overhead, it will be working capital and it will be CapEx. As far as the ratings go, I think Klaus alluded to it. It is important for us to maintain investment grade. We, I think, had a very strong cash generation quarter in relation to where we’ve been historically and we are working with the ratings agencies to insure that they understand what all of the good things that we’re doing within the Company to meet their metrics.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Okay, next question?

Operator

Michael Gambardella, JP Morgan.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

Hi, Klaus and congratulations.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Can you speak up a little bit, Mike, we can almost not hear you.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

Yes, congratulations on the quarter, Klaus, and I just wanted to say a couple of charts here are very positive. This Aerospace chart on slide 25 I think is great in terms of getting people to understand.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Mike, we cannot hear you.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

William Oplinger - Alcoa Inc. - EVP, CFO

We cannot hear you.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

Can you hear me now?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

A little better, but can we bring up the volume here on the—

Michael Gambardella - JPMorgan Chase & Co. - Analyst

I can hear you fine.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Now we can hear you better. I hope that’s true for everybody.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

I just wanted to say I thought some of the charts were very good and that you included on this go around the aerospace chart in 25, giving people a sense of where your exposures are I think is a great slide, and some of the other slides are very good too and I appreciate the extra guidance on some of the segments. On the debt side, I think on one of the slides you said your target to maintain the debt-to-capital for the year is 30% to 35% and I think you said you’re at 35% in the first quarter, so you’re basically saying you’re going down in terms of leverage from this point on for the year; is that correct?

William Oplinger - Alcoa Inc. - EVP, CFO

Yes, Mike, this is Bill. Our target is 30% to 35%. We’re sitting currently at 34.7% and net debt-to-cap is 30.5%.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

Okay, and one last question. On the automotive exposure, are you planning more capacity for the auto sheet body, the body and white?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Yes, that’s what the expansion that we have under way in Davenport is targeted at, absolutely.

Michael Gambardella - JPMorgan Chase & Co. - Analyst

But above and beyond the Ford pickup?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

We have not mentioned what customers we are catering to and will not do that, but I did mention that the capacity that we are bringing online is pretty much already committed.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Michael Gambardella - JPMorgan Chase & Co. - Analyst

Right. Okay, thanks.

Operator

Sal Tharani, Goldman Sachs.

Sal Tharani - Goldman Sachs - Analyst

Thank you. Hi, Klaus, hi, Bill. Couple of quick questions on free cash flow. Do you include the Ma’aden investment in your free cash flow calculation?

William Oplinger - Alcoa Inc. - EVP, CFO

Free cash flow, the Ma’aden investment is post the free cash flow calculation, so it actually goes into cash for investments, so it is not, the free cash flow calculation is simply cash from ops less sustaining capital [Alcoa Correction: capital expenditures] and since this is an investment, it’s not covered there.

Sal Tharani - Goldman Sachs - Analyst

Okay, and on that line, this new development happened in Massena where you’re going to spend $50 million plus in CapEx and plus the clean up, is that included in your CapEx budget or is it on top of that?

William Oplinger - Alcoa Inc. - EVP, CFO

It is included in our CapEx budget and just to be clear on the Massena record of decision that has already been reserved so that’s in there already.

Sal Tharani - Goldman Sachs - Analyst

And is $52 million takes you to the full spending you need or there will be several phases beyond this?

William Oplinger - Alcoa Inc. - EVP, CFO

There will be several phases.

Sal Tharani - Goldman Sachs - Analyst

Do you know what the total will be over the next couple of years?

William Oplinger - Alcoa Inc. - EVP, CFO

The $52 million is spent over the next few years and as we get closer, we’ll announce the size of the project in the future.

Sal Tharani - Goldman Sachs - Analyst

Great. Thank you very much.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Operator

Timna Tanners, Bank of America Merrill Lynch.

Timna Tanners - BofA Merrill Lynch - Analyst

Hi, good afternoon. How are you? Not a sir. Just wanted to ask you a little bit about some of the overhead on cost savings so in your corporate expenses line and your SG&A line, that’s where at least on our estimates where the out performance was so just wondered if you could give us a little bit of help on the run rate for the first quarter and if that’s sustainable throughout the year or if we might see the seasonal trend of higher costs as the year moves on.

William Oplinger - Alcoa Inc. - EVP, CFO

The comparison that you’re drawing is against the fourth quarter and typically we see a higher spend in the fourth quarter and so we did not see that recur in the first quarter and it came from a series of initiatives. I don’t anticipate that we will see significantly higher SG&A during the course of the year.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

I would actually go even a little further, Bill that the most likely scenario is that we will continue to bring the SG&A down.

William Oplinger - Alcoa Inc. - EVP, CFO

Okay.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Wouldn’t you agree with that?

William Oplinger - Alcoa Inc. - EVP, CFO

We have, Klaus is alluding to the fact that we have a series of internal initiatives to lower overhead expenses.

Timna Tanners - BofA Merrill Lynch - Analyst

So in addition to the productivity gains, focus on the SG&A and corporate expenses is something we can expect this year?

William Oplinger - Alcoa Inc. - EVP, CFO

Yes.

Timna Tanners - BofA Merrill Lynch - Analyst

Okay, great. Thank you very much.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you, Timna. Okay, next question, please?

Operator

David Gagliano, Barclays.

David Gagliano - Barclays Capital - Analyst

Hi, thanks very much. My first question is along the same lines as Sal’s question earlier. Do or does the free cash flow target for the year or being free cash flow positive target for the year, does that include or exclude the EUR200 million payment in Italy and the $450 million to $500 million pension funding requirement?

William Oplinger - Alcoa Inc. - EVP, CFO

It is after those, so yes, it includes the effect of those, so yes that’s the case, Dave.

David Gagliano - Barclays Capital - Analyst

Okay, perfect and then my follow-up, just on the primary metal segment, it looks to us like the third party realized price worked out to about a $0.17 per pound premium when you do it on a per pound basis over the LME average, if you lag the LME average by about two weeks. My question is if we assume regional premiums don’t change is that magnitude of a premium over the LME a reasonable assumption moving forward?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well, look. I think that you see where the regional premiums are and the rest I think you will be able to figure out yourself.

David Gagliano - Barclays Capital - Analyst

I guess the question in the past there have been some timing issues. I just want to make sure there’s no timing issues with regards to this quarter after.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

The timing issue is the same that you’ve always seen and that Bill referred to as 15 days.

William Oplinger - Alcoa Inc. - EVP, CFO

15 day lag on the LME.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

15 days lag on the LME.

David Gagliano - Barclays Capital - Analyst

Okay, I’ll take it offline. Thanks.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you.

Operator

Tony Rizzuto, Cowen Security.

Tony Rizzuto - Cowen and Company - Analyst

Thank you. I’m speaking from South America. I hope you guys can hear me all right, and Bill—

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Yes, we can hear you very well. Tony, we can hear you well.

Tony Rizzuto - Cowen and Company - Analyst

Thank you. Congratulations on your promotion too, Bill.

William Oplinger - Alcoa Inc. - EVP, CFO

Thank you.

Tony Rizzuto - Cowen and Company - Analyst

My question is, you’re welcome, my question is how should we think about EBITDA margins in the EPS division or segment in the remainder of this year and if you could give us a vision for 2014. Obviously you’re knocking the cover off the ball, just want to get a better feel for that as we go forward.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well Tony as you are well aware we have targets out for every one of the businesses and also targets for our EPS business and the target for the EPS business is broken down in a growth target which we basically put out at the end of 2010 for ‘11, ‘12 and ‘13, so this is the last year. And we said we wanted to achieve $1.6 billion additional revenues and we broke that down into various buckets. And the second thing we said was a profitability target and we said we want to make sure that the performance is above historic norms. And as you can see in this one slide that I provided when you see the 10 year performance here in EPS, you see that we have stably gone up and we continue to intent that and I think you also saw that with this quarter now is 20.9% EBITDA margin is a nice place to be at and that’s our commitment.

Tony Rizzuto - Cowen and Company - Analyst

I don’t have a slide deck in front of me but is it possible, Klaus, and Bill that we could see those margins maybe getting up? Is it possible they could get up to the mid 20 range? Is that something that you’re thinking about?

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well, we have a commitment as I said and when you have a chance take a look at the slides and you can access those. The commitment is very clear. We are going to have a performance on EPS that’s above the historic norms and you can clearly see where the historic norms are.

William Oplinger - Alcoa Inc. - EVP, CFO

And the extent of the guidance we’ve given, Tony is around the second quarter. EPS had a record first quarter of 20.9% and they’re going to get — projected to be 5% better in the second quarter.

Tony Rizzuto - Cowen and Company - Analyst

All right, thanks gentlemen.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Pleasure, Tony. Next question, please?

Operator

(Operator Instructions)

Aldo Mazzaferro, Macquarie.

Aldo Mazzaferro - Macquarie Research Equities - Analyst

Thank you. It’s Mazzaferro. Hello. On the Massena project now that you’ve moved ahead and decided to go forward with it is there any timing that you see in terms of the EPA finalizing their plan for clean up and what the wide variety of what they’re saying could be the range. I’m just wondering if you have any clarity.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well the good news is Aldo, what’s called the record of decision has been put out by the EPA last week, so this is final. After 25 years I think I don’t know exactly when this whole debate started and a very good cooperation with the communities, with the EPA, a lot of testing, a lot of science that goes into it we have been able to come to a conclusion and the EPA has basically come out with this final decision which is called the record of decision and it’s in line with what they had proposed before as a remedial action plan. And if you want to attach a dollar number to it the dollar number is $243 million and Bill said it before, the good news also is that because we had been working very intensely together with everybody there, this is also the number that we have accrued so there’s no impact coming from that.

Aldo Mazzaferro - Macquarie Research Equities - Analyst

Well congratulations on settling that on a favorable basis.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Yes, well thank you, but it was a lot of work for a lot of people and very good cooperation and fortunately, openness towards the science. Next question?

Operator

Paretosh Misra, Morgan Stanley.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Paretosh Misra - Morgan Stanley - Analyst

Hi guys. I had a question about your CapEx, $1 billion in sustaining CapEx and $550 million in growth CapEx. How much of that is for upstream versus downstream?

William Oplinger - Alcoa Inc. - EVP, CFO

Paretosh, unfortunately, I don’t have that right in front of me, but you can clearly follow-up with Kelly and she will give you a better estimate of it. You can imagine that a large portion of that is in the upstream with some of the sustaining capital requirements that we have, specifically around residue storage areas and things like that so we will follow-up.

Paretosh Misra - Morgan Stanley - Analyst

Great, thanks.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you, Paretosh. Okay, next question, please?

Operator

Charles Bradford, Bradford Research.

Charles Bradford - Bradford Research - Analyst

Good afternoon. Hi. Could you talk a bit about the Saudi project and what kind of start up costs you’re incurring and how they’re going to run for the next few quarters?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Well, as I said, the good news is we are ahead of our own plan. We had the first hot metal on the 12th of December last year and so this has only been up 25 months after the pouring of the first concrete, and now we’re ramping up. And also on the ramp up things look really good, so we will be complete as I think it was on one of the slides there, we will be able to basically produce for this year roughly 250,000 tons of metal. Construction is almost 90% complete there on the smelter side, and for next year, we will be at full operating capacity next year. I don’t know whether we have given out any break out. I don’t think so.

William Oplinger - Alcoa Inc. - EVP, CFO

Well let me, Chuck, I think we alluded to in January to a $20 million outflow in the first quarter and we did better than that so we were approximately $12 million outflow in the first quarter and we’re projecting to maintain that in the second quarter. So that’s a combination of start up costs and actual operations and we believe at this point that’s ahead of where we would have thought to have been at this point of the project.

Charles Bradford - Bradford Research - Analyst

Thank you.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you, Chuck. Okay, any more questions?

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Operator

Sal Tharani, Goldman Sachs.

Sal Tharani - Goldman Sachs - Analyst

Hi, Klaus. Slide 26 where you talk about aluminum lithium, it’s very interesting that you are talking about almost a 30% CAGR between now and ‘19. I was wondering, this is the revenue you expect Alcoa to generate. I was wondering if, do you have the capacity to increase and do you have the license or qualifications which needed to move on to a new product with these airlines or also the airplane producers, or are you still working on those?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Yes, to start with the second part and I think I actually mentioned that and most of these revenues are already committed contracts, so yes, we have that. It’s basically designed in. On the capacity side, we are as we speak building out our capacity because at this point in time the capacity for aluminum lithium production that we have is basically in Pittsburgh at our Tech Center and then in Kitts Green, in our UK facilities, and we are building an outlet basically in Lafayette and that’s also built into the capital cost for this year, that’s going to be specialized on aluminum lithium, so that’s where we stand, Sal.

Sal Tharani - Goldman Sachs - Analyst

Just quickly on the auto side, I know you are not telling us which customer it is for the Davenport facility but so everybody has an idea of what we’re looking at, and if there is another platform which goes fully aluminum let’s say, down the road 2017, ‘18, I’m just wondering if Davenport would be enough or you can further expand or do you think another facility will be needed if you become part of the provider for that platform?

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

That’s a very good question, and I can tell you Davenport is not enough. Davenport is not enough. Basically Davenport is basically sold out even though we haven’t even built that part, the automotive side of things, so that is something to talk about at a later point in time but that’s better news. I mean more good news than bad news I would say.

William Oplinger - Alcoa Inc. - EVP, CFO

And needless to say we have optionality in the future —

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

We have a lot of optionality.

William Oplinger - Alcoa Inc. - EVP, CFO

We haven’t announced at this point but we do have optionality going forward.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

And in fact the optionality allows us also to do some things that we probably could not have done before.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

Sal Tharani - Goldman Sachs - Analyst

Okay, great. Thank you very much.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Thank you, Sal. Okay, any more questions?

Operator

Harry Mateer, Barclays.

Harry Mateer - Barclays Capital - Analyst

So just, I’m just going to follow-up with one question on the credit rating if I can, Bill. Given that you’ve been executing against the back drop of your free cash flow targets and your operating performance, is there anything left to do here to try and save that rating? Is issuing equity something that’s on the table to save that? And then related to that, if you just walk us through potential debt reduction levers in the next six months I guess specifically, you do have a maturity coming up in July. How do you plan to take care of that. Are you going to refinance it or pay it down with cash?

William Oplinger - Alcoa Inc. - EVP, CFO

The plan is to pay it down with cash, so just to be clear on that, Harry. Before even considering issuing equity, we have a series of options, a series of levers that we will be pulling at various stages, and it’s continued capital reduction, better productivity, better working capital, and if need be, asset sales. So those are all of the things that we have in our arsenal to insure that we stay where we need to be from a cash flow perspective so we are committed to insuring that we keep that investment grade rating.

Harry Mateer - Barclays Capital - Analyst

Thank you.

Klaus Kleinfeld - Alcoa Inc. - Chairman & CEO

Okay, I guess that’s all the time we have today, so let me conclude. All-in all, I think you all agree we had a strong quarter. What makes me very positive here, our strategy is working. Step by step, little by little, we are making progress. You see that the value add businesses are ever greater contributors to our bottom line and that they have great growth opportunities, also thanks to the innovation capabilities, technical capabilities that we have and I think you also see that the upstream side is gaining competitiveness and overcoming some headwinds. As many of the questions referred to today, I think you can also tell we have a very very strong commitment throughout the Company. Otherwise we would not be able to achieve such numbers on working capital to commit to generate cash in every aspect. So with that said, thank you very much for joining us.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a good day.

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APRIL 08, 2013 / 09:00PM GMT, AA - Q1 2013 Alcoa Inc. Earnings Conference Call

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